                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FIRST COMMUNITY BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 11, 2000

                              ONE COMMUNITY PLACE
                         BLUEFIELD, VIRGINIA 24605-0989

                                 NOTICE OF 2000
                         ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders of First Community Bancshares, Inc.:

     The ANNUAL MEETING of Stockholders of First Community Bancshares, Inc. will be held at Fincastle Country Club, Double Gates, Bluefield,Virginia, at 3:00 p.m., local time on April 11, 2000, for the purpose of considering and voting upon the following items as more fully discussed herein.

     1. Election of four directors to serve as members of the Board of Directors, Class of 2003.

     2. To approve amendment of the Articles of Incorporation to increase authorized common stock of the Company from ten million shares to fifteen million shares.

     3. Ratification of the selection of Ernst & Young, Charleston, West Virginia, as independent auditors for the year ending December 31, 2000.

     4. Transacting such other business as may properly come before the meeting, or any adjournment thereof.

     Only stockholders of record at the close of business on March 1, 2000 are entitled to notice of and to vote at such meeting or at any adjournment thereof.

     To ensure your shares are represented at the Annual Meeting, please complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting. An addressed return envelope is enclosed for your convenience. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                          By Order of the Board of Directors

                                          /s/ John M. Mendez

                                          John M. Mendez, Secretary

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 11, 2000

     The Board of Directors of First Community Bancshares, Inc. (the "Corporation") solicits the enclosed proxy for use at the Annual Meeting of Stockholders of First Community Bancshares, Inc., which will be held on Tuesday, April 11, 2000 at 3:00 p.m., (local time) at Fincastle Country Club, Double Gates, Bluefield, Virginia, and at any adjournment thereof.

     The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, solicitation may be made in person, by telephone or by other means by officers, directors or regular employees of the Corporation.

     This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 14, 2000.

VOTING

     Shares of Common Stock (par value $1 per share) represented by proxies in the accompanying form which are properly executed and returned to the Corporation will be voted at the Annual Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the nominees as described herein under "Election of Directors," FOR the proposed amendment to the Articles of Incorporation, and FOR ratification of the selection of Ernst & Young as independent public accountants for the year ended December 31, 2000. Any stockholder has the power to revoke his proxy at any time before it is voted.

     The Board of Directors has fixed March 1, 2000 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting and the holders of record will have one vote for each share so held in the matters to be voted upon by the stockholders. There are no cumulative voting rights.

     Directors are elected by a plurality of votes present in person or by proxy and entitled to vote, assuming a quorum is present. All other matters coming before the meeting will be determined by majority vote of those present in person or by proxy and entitled to vote. Abstentions and broker non-votes for shares represented at the meeting thus have no direct effect on the election of directors but have the effect of negative votes on other matters to be considered.

     As of the close of business on March 1, 2000, the outstanding shares of the
Corporation consisted of                shares of Common Stock.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is comprised of eleven directors, including nine non-employee directors, divided into three classes with staggered terms. All directors are elected for three-year terms.

     The nominees for the Board of Directors to serve until the Annual Meeting of Stockholders in 2003 are set forth below. All nominees are currently serving on the Corporation's Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

                                        Principal Occupation and           Director of     Class
                                      Employment Last Five Years;          Corporation       of
Name                      Age           Principal Directorships               Since       Director
--------------------------------------------------------------------------------------------------
James L. Harrison, Sr.    52     President & Chief Executive Officer of       1989          2003
                                 the Corporation; President & Director,
                                 First Community Bank, N.A.; Director,
                                 United First Mortgage, Inc.

I. Norris Kantor          70     Of Counsel, Katz, Kantor & Perkins,          1989          2003
                                 Attorneys-at-Law; Director, First
                                 Community Bank, N.A.

A. A. Modena              71     Past Executive Vice President and            1989          2003
                                 Secretary of the Corporation (Retired
                                 October 1, 1994); Director, First
                                 Community Bank, N.A.

William P. Stafford, II   36     Attorney, Brewster, Morhous & Cameron;       1994          2003
                                 Director, First Community Bank, N.A.

CONTINUING DIRECTORS

     The following persons will continue to serve as members of the Board of Directors until the Annual Meeting of Stockholders in the year of the expiration of their designated terms. The name, age principal occupation and certain biographical information for each continuing director is presented below:

                                         Principal Occupation and            Director of    Class
                                       Employment Last Five Years;           Corporation      of
Name                      Age            Principal Directorships                Since      Director
---------------------------------------------------------------------------------------------------
Sam Clark                 68     Agent, State Farm Insurance; Director,         1993         2002
                                 First Community Bank, N.A.

Allen T. Hamner           58     Professor of Chemistry, West Virginia          1993         2001
                                 Wesleyan College; Director, First
                                 Community Bank, N.A.

B. W. Harvey              68     President, Highlands Real Estate               1989         2001
                                 Management, Inc.; Director, First
                                 Community Bank, N.A.

John M. Mendez            45     Vice President, Chief Financial Officer        1994         2001
                                 & Secretary of the Corporation;
                                 Director, Senior Vice
                                 President -- Finance & Chief
                                 Administrative Officer, First Community
                                 Bank, N.A.; Director, United First
                                 Mortgage, Inc.

Robert E. Perkinson, Jr.  52     Past Vice President -- Operations, MAPCO       1994         2002
                                 Coal, Inc.; Permac, Inc.; Race Fork Coal
                                 Company; South Atlantic Coal, Inc.;
                                 Director, Virginia Coal Association;
                                 Administrative Officer, First Community
                                 Bank, N.A.

William P. Stafford       66     President, Princeton Machinery Service,        1989         2002
                                 Inc.; Chairman of the Board of the
                                 Corporation; Director, First Community
                                 Bank, N.A.

W. W. Tinder, Jr.         74     Chairman & Chief Executive Officer,            1989         2002
                                 Tinder Enterprises, Inc.; President,
                                 Tinco Leasing Corporation (Real Estate
                                 Holdings); Director, First Community
                                 Bank, N.A.

COMPENSATION OF DIRECTORS

     During 1999, non-employee members of the Board of Directors received a director's fee of $500 per month. Directors of the Corporation may also be reimbursed for travel or other expenses incurred in attendance at Board or committee meetings. Directors who are employees of the Corporation receive no additional compensation for service on the Board or its committees.

MEETING ATTENDANCE

     The Board of Directors held 12 meetings during 1999. All directors and those nominees who are currently directors attended at least 75% of all meetings of the Board and any committee of which they were a member.

BOARD COMMITTEES

     The Board of Directors of the Corporation has an Audit Committee consisting of Chairman Stafford and Messrs. Harvey and Tinder, all non-employee members of the Board. The Audit Committee of the Board of Directors, which held 4 meetings during 1999, reviews and acts on reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Corporation, the nature of service performed for the Corporation by and the fees to be paid to the independent auditors, the performance of the Corporation's independent and internal auditors and the accounting practices of the Corporation. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board (subject to stockholders' ratification).

     The Board of Directors has a Compensation Committee which was formed in May of 1999 consisting of non-employee Directors Hamner, Tinder, and William P. Stafford, II. The Compensation Committee reviews and considers the form and amount of compensation and contractual employment terms of the President and Chief Executive Officer of the Corporation. Recommendations of the Compensation Committee are made to the Board of Directors. The 1999 Report of the Compensation Committee is presented on page 7 of this Proxy Statement

     The Board of Directors of the Corporation has an Executive Committee consisting of 7 members including the Chairman and Chief Executive Officer. The Executive Committee held 7 meetings during 1999. The Executive Committee is empowered to act on behalf of the Board on most Corporate matters not involving business combinations.

     The Board does not maintain a Nominating Committee.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Some of the directors and officers of the Corporation and members of their immediate families are at present, as in the past, customers of the Corporation's subsidiary bank, and have had and expect to have transactions with the banks. In addition, some of the directors and officers of the Corporation are, as in the past, also officers of or partners in entities which are customers of the bank and which have had and expect to have transactions with the bank. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

PRINCIPAL STOCKHOLDERS

     The following sets forth information with respect to those persons who, to the knowledge of management, beneficially owned more than 5% of the Corporation's outstanding stock as of March 1, 2000. All shares are subject to the named entity's sole voting and investment power.

Title of                                                        Shares Beneficially    Percent
 Class             Name and Address of Beneficial Owner                Owned           of Class
-----------------------------------------------------------------------------------------------
Common        The H. P. & Anne S. Hunnicutt Foundation (1)           1,010,000               %
Common        The First Community Bancshares, Inc. Employee                                  %
              Stock Ownership and Savings Plan

---------------
(1) William P. Stafford is deemed a beneficial owner of the same shares by virtue of his position as President of the Foundation.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Common Stock of the Corporation as of March 1, 2000, by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group including each executive officer named in this Proxy Statement.

                                                            Percent of Class
Name of Group                          Number of Shares    Beneficially Owned
-----------------------------------------------------------------------------
Robert L. Buzzo                                                    *
Sam Clark                                                          *
Allen T. Hamner                                                    *
James L. Harrison, Sr.                                             *
B. W. Harvey                                                       *
I. Norris Kantor                                                   *
John M. Mendez                                                     *
A. A. Modena                                                       *
Robert E. Perkinson, Jr. (1)                                       *
William P. Stafford (2)                                            %
William P. Stafford, II                                            %
W. W. Tinder, Jr.                                                  *
All Directors and Executive Officers                               %
  as a group (Twelve Persons)

---------------
(1) Mr. Perkinson serves as Co-trustee of the Trust Under Agreement for Robert
    E. Perkinson, Sr., and by virtue of voting power is deemed to share
    beneficial ownership of an additional                shares or      % of the
    Corporation's outstanding stock held by the Trust.

(2) Mr. Stafford serves as President of The H. P. and Anne S. Foundation, and by virtue of voting power is deemed to share beneficial ownership of an
    additional 1,010,000 shares or      % of the Corporation's outstanding stock
    held by the Foundation.

 *  Less than one percent.

                        REPORT ON EXECUTIVE COMPENSATION

     In 1999, the Board of Directors established the Compensation Committee (the "Committee") whose role is the establishment and management of employment terms and the form and levels of compensation paid to the President and Chief Executive Officer ("CEO") and other senior executives of the Company. These duties were previously assigned to the Executive Committee of the Board of Directors. Compensation of other executive officers named in the Compensation Table is managed by the CEO.

     It is the responsibility of the Compensation Committee to develop proposed contractual terms of employment and establish a framework for a competitive compensation package for the CEO and other senior executives which adequately rewards performance and provides incentives for retention. In carrying out its responsibilities, the Compensation Committee considers: i) the need to retain competent and effective management personnel; ii) competitive terms and levels of compensation relative to other companies of comparable size and operation within the commercial banking industry; iii) past performance of the incumbent CEO as measured against predetermined goals and objectives; iv) comparative performance of the incumbent CEO as benchmarked against peer groups of comparable commercial banks; and v) the achievement of overall corporate goals for growth in shareholder value.

     In 1999, the Committee, along with the Executive Committee of the Board, studied various strategies designed specifically to achieve the objective of retention of key members of executive management. The Committee reviewed proposals by three compensation consultants for the banking industry and ultimately recommended to the Board of Directors the adoption of an Executive Retention Plan and Stock Option Plan which the Committee believes will significantly enhance the Company's ability to retain key executives through two forms of long-term compensation with extended vesting schedules and forfeiture of benefits in the event of voluntary termination prior to retirement. These programs add the element of long-term, performance-based compensation and supplemental retirement benefits for those executives who remain with the Company through retirement. The programs were designed to attract long-term performance but without limiting the Company's ability to effect management changes, if and when deemed necessary. The Executive Retention Plan is designed as a cost neutral plan to the Company. Likewise, the Stock Option Plan will result in no stated compensation but may have the affect of nominal dilution of earnings per share. The Executive Retention Plan and Stock Option Plan are described in more detail on pages 9 through 11 of this Proxy Statement.

     The Committee establishes current compensation based primarily on review of competitive salary practices by similarly sized banking organizations locally and nationally giving appropriate weight to regional differences in cost of living and contrasting relative performance of the Company and the designated peer group. In performing this analysis, the Committee utilized the SNL Securities Executive Compensation Survey and data provided by Morehead Consulting, as well as compensation data from other specifically identified banking peers.

     In 1999, the Committee reviewed the employment contract of the CEO and determined that certain changes in contractual terms were advisable. Based on that review and upon the Committee's recommendation to the Board of Directors, a new employment contract ("contract") was adopted for the CEO. The new three-year contract contains similar terms of employment and provides for salary continuation for a period of 35 months in the event of termination within three years of a change in control of ownership. The contract also provides for salary continuation for a period of 30 months in the event of termination without cause, absent a change in control of ownership.

     Based on the Committee's evaluation of 1999 performance against budgetary goals, it recommended to the Board of Director's a 3% annual bonus plus an additional 3% bonus tied to operating performance substantially beyond predetermined goals. As evidenced by these short-term incentives, total compensation of the CEO is influenced by the performance of the Company; however, the Committee does not assign weights to the components of Company performance in establishing total compensation of the CEO.

     This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless First Community Bancshares, Inc. specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

                                                  Allen T. Hamner
                                                  William P. Stafford, II
                                                  W. W. Tinder, Jr.

EXECUTIVE COMPENSATION FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

     The following summary compensation tables sets forth the information concerning compensation for services in all capacities awarded to, earned by or paid to the Corporation's President and Chief Executive Officer, and to other executive officers of the Corporation whose salary and bonus exceeded $100,000 during the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                                  ----------------------
                                                                                    Awards
                                                                                  Securities    Payouts
Name of Individual/                                                               Underlying      LTIP
Capacities in Which                                              Other Annual       Options     Payouts
Served                             Year    Salary     Bonus    Compensation (1)        #           $
--------------------------------------------------------------------------------------------------------
James L. Harrison, Sr.             1999   $219,651   $    --       $29,965          16,129      $    --
President, Chief Executive         1998   $199,619   $    --       $46,609              --      $    --
Officer & Director of the          1997   $193,687   $    --       $56,274              --      $    --
Corporation; President & Director
of First Community Bank, N. A.;
Director of United First
Mortgage, Inc.
John M. Mendez                     1999   $157,193   $    --       $ 6,156          11,660      $    --
Vice President, Chief              1998   $154,970   $14,969       $ 8,062              --      $    --
Financial Officer &                1997   $144,608   $22,910       $ 6,153              --      $    --
Secretary of the Corporation;
Senior Vice President -- Finance,
Chief Administrative Officer &
Director, First Community Bank,
N. A.; Director of United First
Mortgage, Inc.

                                                                                  Long-Term Compensation
                                                                                  ----------------------
                                                                                    Awards
                                                                                  Securities    Payouts
Name of Individual/                                                               Underlying      LTIP
Capacities in Which                                              Other Annual       Options     Payouts
Served                             Year    Salary     Bonus    Compensation (1)        #           $
--------------------------------------------------------------------------------------------------------
Robert L. Buzzo                    1999   $ 82,121   $    --       $ 7,416           6,253      $    --
Vice President of the              1998   $ 81,977   $ 3,154       $21,499              --      $    --
Corporation; Chief                 1997   $ 80,402   $26,396       $13,943              --      $    --
Executive Officer of the
Bluefield Division of First
Community Bank, N. A

---------------
(1) Other annual compensation includes non-qualified deferred compensation agreements, deferred bonuses and non-cash fringe benefits.

STOCK OPTIONS

     In 1999, the Company instituted a Stock Option Plan to encourage and facilitate investment in the common stock of the Company by key executives and to assist in the long-term retention of service by those executives. The Plan covers key executives as determined by the Company's Board of Directors from time to time. Options under the Plan were granted in the form of non-statutory stock options with the aggregate number of shares of common stock available for grant under the Plan set at 275,000 shares. Total options granted under the Plan during 1999 represent the rights to acquire 272,578 shares with deemed grant dates of January 1 for each year 1999 through 2003 resulting in the deemed grant of 54,516 shares in each year of the five-year deemed grant period. All stock options granted pursuant to the Plan vest ratably on the first through the seventh anniversary dates of the deemed grant date. The option price of each stock option is equal to the fair market value of the Company's common stock on the date of each deemed grant during the five-year grant period. Vested stock options granted pursuant to the Plan are exercisable for a period of five years after the date of the grantee's retirement (provided retirement occurs at or after age 62), disability, or death. If employment is terminated other than by retirement, disability, or death, vested options must be exercised within 90 days after the effective date of termination. Any option not exercised within such period will be deemed cancelled.

     In the event of a change of control or upon dissolution of the corporation, the stock options granted under the Plan continue to vest and are exercisable in accordance with the terms of the original grant. Change of control provisions further provide that any optionee who is terminated without cause by the corporation, its successor or affiliate during the 12 months preceding, or at any time following a change of control, and any participant who remains employed by the corporation or any affiliate during the 90-day period following a change of control and thereafter resigns, shall continue to receive grants on the deemed grant dates and vest as if the optionee continued to be employed and optionee, or his estate, shall be entitled to exercise such options within five years after death or attainment of age 62, whichever first occurs.

                   OPTION DEEMED GRANTED IN LAST FISCAL YEAR

                                                      Individual Grants
                           Number of     % of Total                                Present Value of
                          Securities      Options                                  Grant at Date of
                          Underlying     Granted to    Exercise or                   Grant Using
                            Options     Employees in   Base Price     Expiration       Options
  Name                    Granted (#)   Fiscal Year    ($/Sh) (1)     Dates (2)     Pricing Model
  -------------------------------------------------------------------------------------------------
  James L. Harrison, Sr.    16,129          29.6%         24.20        05/01/15        $71,290
  John M. Mendez            11,660          21.4%         24.20        03/01/22         48,389
  Robert L. Buzzo            6,253          11.5%         24.20        04/01/19         25,950
  7 Optionees (Including    54,516         100.0%         24.20      From 2/01/08      243,687
    the 3 Listed Above)                                              To   8/01/25

---------------
(1) Plan participants may use previously owned shares to pay for an option's exercise price. Additionally, plan participants may have the Company withhold their shares due upon exercise of an option to satisfy their required tax withholding obligations. The number of shares has been adjusted for the 25% stock dividend declared on March 31, 1999.

(2) Options expire 5 years after the executive's retirement date, death or disability. In the event of termination other than retirement, death or disability, options must be exercised within 90 days of effective date of termination. If not exercised within that period, options are deemed cancelled. For purposes of this table, retirement age is assumed to be age 62.

(3) The present value of grant at date of grant values options using the Black-Scholes model with the following assumptions: risk-free interest rate of 6.25%, dividend yield of 4.5%, and volatility of the expected market price of the Company's common stock of 32.8%.

(4) The number of shares under option has been adjusted for the 25% stock dividend declared on March 31, 1999.

OPTION EXERCISES IN LAST FISCAL YEAR

     The following table lists the number of shares underlying unexercised options as well as values for "in-the-money" options. Options are "in-the-money" if the 1999 year-end share price is higher than the exercise price. No options were exercised for the listed officers in 1999, and no shares were acquired on exercise.

                      OPTION EXERCISES IN LAST FISCAL YEAR

                                                                                        Value of
                                                           Number of Securities        Unexercised
                                                          Underlying Unexercised      In-the-Money
                                                            Options at FY-End       Options at FY-End
                                                               Exercisable             Exercisable
Name                                                                #                       $
-----------------------------------------------------------------------------------------------------
James L. Harrison, Sr.                                            16,129                     --
John M. Mendez                                                    11,660                     --
Robert L. Buzzo                                                    6,253                     --

EXECUTIVE RETENTION PLAN

     In 1999, the Company established an Executive Retention Plan for key members of senior management, including the individuals named in the Summary Compensation Table. This Plan provides for a benefit at normal retirement (age
65) targeted at 15% of final compensation projected at an assumed 3% salary progression rate. Benefits under the Plan became payable at age 62. Actual benefits payable under the Retention Plan are dependant on an indexed retirement benefit formula which accrues benefits equal to the aggregate after-tax income of associated life insurance contracts less the Company's tax-effected cost of funds for that plan year. Benefits under the Plan are dependent on the performance of the insurance contracts and are not guaranteed by the Company.

     As of December 31, 1999, the Company had not acquired the associated life insurance contracts. Accordingly, no benefits under the Plan have accrued. The Company subsequently funded the contracts during the first quarter of 2000.

     In connection with the Executive Retention Plan, the Company has also entered into Life Insurance Endorsement Method Split Dollar Agreements (the "Agreements") with the executives covered under the Retention Plan. Under the Agreements, the Company shares 80% of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the executives under life insurance contracts referenced in the Retention Plan. The Company as owner of the policies retains a 20% interest in life proceeds and a 100% interest in the cash surrender value of the policies.

     The Retention Plan also contains provisions for change of control, as defined, which allow the executives to retain benefits under the Plan in the event of a termination of service, other than for cause during the twelve months prior to a change in control or anytime thereafter, unless the executive voluntarily terminates his employment within 90 days following the change in control.

     Because the Retention Plan was designed to retain the future services of key executives, no benefits are payable under the Plan in the event of voluntary or involuntary termination prior to retirement age of 62.

COMPARATIVE PERFORMANCE OF THE COMPANY

     The following chart compares cumulative total shareholder return on the Corporation's Common Stock for the five-year period ended December 31, 1999 with cumulative total shareholder return of: (1) The Standard & Poor's 500 market index ("S&P 500"); and (2) a group of five Peer Bank Holding Companies which was selected by management of the Corporation based upon relative asset size and geographic location.

                                                          FCBI                       S&P 500                      PEER
                                                          ----                       -------                      ----
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                   112.00                      137.00                      116.00
'1996'                                                   122.00                      168.00                      154.00
'1997'                                                   181.00                      220.00                      222.00
'1998'                                                   180.00                      279.00                      219.00
'1999'                                                   147.00                      333.00                      206.00

     The graph assumes an initial investment of $100 on December 31, 1994 in the Corporation's common stock and each of the comparative investments with dividends from each of the investments reinvested at year-end in additional shares of the stock at the then current market value.

EMPLOYMENT CONTRACTS

     Under the provisions of employment contracts with Messrs. Harrison and Mendez, in the event of a change in control of the Corporation, Harrison and Mendez may elect to terminate services and be compensated at their annual salary for the balance of the term of the contract or for a period of thirty-five months, whichever is greater. In the event either officer is dismissed for reasons other than cause, as defined, he will be compensated at his annual salary for the balance of the term of the three-year contract, thirty-five months, whichever is greater.

EMPLOYEE STOCK OWNERSHIP PLAN

     The individuals listed in the Summary Compensation Table are covered under an Employee Stock Ownership and Savings Plan ("ESOP"). Contributions under the ESOP feature are made annually at the discretion of the Board of Directors. Allocations of those contributions to participants' accounts are made on the basis of relative W-2 compensation (up to $160,000). Allocations to the accounts of the individuals named in the Summary Compensation Table for the 1999 year were: Harrison -- $16,000; Mendez -- $16,000; and Buzzo -- $8,955.

SAVINGS PLAN

     The Plan also provides a 401(k) Savings feature and matches employee contributions at the rate of 25% up to 6% of compensation. Matching contributions for 1999 for the covered persons listed in the Summary Compensation Table were as follows: Harrison -- $1,634; Mendez -- $1,663; and Buzzo -- $906.

WRAP PLAN

     The Corporation maintains a non-qualified Supplemental 401(k) Plan ("Plan") for the purpose of providing deferred compensation which cannot be accumulated under the Basic Plan provisions above because of deferral and covered compensation limitations on tax-qualified pension plan benefits. The Company makes a non-qualified matching credit on employee contributions at the rate of 25% up to 6% of compensation under the 401(k) feature of the basic plan and also makes contributions in lieu of basic plan ESOP contributions for compensation in excess of the $160,000 compensation limit. Contributions under this Plan in 1999 for the covered persons listed in the Summary Compensation Table were as follows: Harrison -- $9,304; Mendez -- $2,484; and Buzzo -- $425.

                      INCREASE IN AUTHORIZED COMMON STOCK

     Article Fourth of the Articles of Incorporation of the Company provides the amount of total authorized capital stock of the Corporation shall consist of Ten Million (10,000,000) shares of One dollar ($1.00) par value, common stock, and One Million (1,000,000) shares of Twenty Dollar ($20.00) par value, preferred stock. The Board recommends this Article Fourth be amended to increase such authorized common stock from Ten Million (10,000,000) shares to Fifteen Million (15,000,000) shares. This increase in authorized shares will provide additional authority, if necessary, for the issuance of shares in the event of future declarations of stock dividends and/or splits, if and when declared or for use in potential business combinations. It is important to note future issuances of stock in certain business combinations can be made only upon the affirmative vote of shareholders as required by Sections 2 and 3 of Article Seventh of the Articles of Incorporation. The Board of Directors unanimously recommends approval of this proposal.

                   RATIFICATION OF THE SELECTION OF AUDITORS

     Pursuant to the Bylaws of the Corporation, stockholders will be asked to ratify the selection of Ernst & Young, Charleston, West Virginia, as independent auditors of the Corporation and its subsidiaries for the fiscal year ended December 31, 2000. The firm of Deloitte & Touche previously served as independent auditors and examined the financial statements of the Corporation and its subsidiaries each year since 1985. The Audit Committee of the Board of Directors recommended to the Board of Directors a change in independent auditors for 2000 based upon proposals received in January 2000. Ernst & Young was selected as a qualified national firm based upon its qualifications, proposed staffing, estimated fees and its proximity to the Company's operations from its Charleston, West Virginia office. Ernst & Young has no relationship with the Corporation or its subsidiaries except in its capacity as proposed Independent Auditor. In connection with its audit of the Corporation's financial statements for the year ended December 31, 2000, Ernst & Young will review the Corporation's annual reports to stockholders and its filings with the Securities and Exchange Commission and will conduct reviews of quarterly reports to stockholders.

     The Audit Committee of the Board of Directors has recommended to the Board of Directors that Ernst & Young be appointed as independent auditors for the year ended December 31, 2000. The Board of Directors has made that appointment and recommends that the stockholders ratify the selection of Ernst & Young as independent auditors for the ensuing year.

     A representative of Ernst & Young is not expected to be present at the meeting. However, inquiries or questions of Ernst & Young may be directed to Mr. Paul Arbogast, Partner, Ernst & Young, 900 United Center, Charleston, West Virginia, 25301, (304) 343-8971.

                                 OTHER MATTERS

     All properly executed proxies received by the Corporation will be voted at the meeting in accordance with the specifications contained thereon. The Board of Directors knows of no other matter which may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the persons named in the proxy materials enclosed will vote in accordance with their judgment upon such matter.

                             STOCKHOLDERS PROPOSALS

     If any stockholder intends to present a proposal at the 2001 Annual Meeting, such proposals must be received by the Corporation at its principal executive offices on or before November 18, 2000. Otherwise, such proposal will not be considered for inclusion in the Corporation's Proxy Statement for such meeting.

     You are urged to properly complete, execute and return the enclosed form of proxy.

                                          By Order of the Board of Directors

                                          /s/ John M. Mendez

                                          John M. Mendez, Secretary to the Board
                                          March 14, 2000

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
            FIRST COMMUNITY BANCSHARES, INC. o ONE COMMUNITY PLACE,
                              BLUEFIELD, VA 24605
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert L. Schumacher and Barbara
J. Buchanan, or either of them, attorney and proxy with full power of substitution, to present the undersigned at the Annual Meeting of the Stockholders of First Community Bancshares, Inc. (the "Corporation") to be held on Tuesday, April 11, 2000, at the Fincastle Country Club, Double Gates, Bluefield, Virginia, at 3:00 P.M., local time, and any adjournments thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment thereof, all shares which the undersigned would be entitled to vote if personally present.

1.  FOR [ ]  the election of 4 directors - Class of 2003              WITHHOLD AUTHORITY [ ]
             James L. Harrison, Sr.   A. A. Modena                    You may withhold authority to vote for any
             I. Norris Kantor         William P. Stafford, II         nominee by lining through or otherwise
                                                                      striking out his name.


2. To approve amendment of the Articles of Incorporation to increase authorized common stock of the Company from ten million shares to fifteen million shares.

FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

3. To ratify the selection of the firm of Ernst & Young, Charleston, West Virginia, as independent auditors for the year ending December 31, 2000.

FOR [ ]       AGAINST [ ]     ABSTAIN [ ]

4.  To vote upon such other business as may properly come before this meeting.

                            CONTINUED ON THE REVERSE



SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, IF AUTHORITY IS
NOT WITHHELD OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ABOVE.

Dated: _______________________, 2000           ________________________________
                                                   Signature of Stockholder

                                               ________________________________
                                                   Signature of Stockholder

                                               [ ] PLEASE CHECK IF YOU PLAN TO
                                                   ATTEND THE STOCKHOLDERS'
                                                   MEETING ON APRIL 11, 2000

                                               Please sign your name(s) exactly
                                               as shown imprinted hereon. If
                                               more than one name appears as
                                               part of registration name, all
                                               names must sign. If acting in
                                               executor, trustee or other
                                               fiduciary capacity, please sign
                                               as such.